UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2017

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Armour Boulevard, Kansas City, Missouri		64111
(Address of principal executive offices)		(Zip Code)

(816) 701-4600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On September 12, 2017, acting on the recommendation of the Compensation Committee, the Board of Directors of Hostess Brands, Inc. (the “Company”) adopted the HB Key Executive Severance Benefits Plan (the “Plan”) to provide severance benefits for certain employees in the event of a Qualifying Termination (as defined in the Plan) or a Change in Control Termination (as defined in the Plan).

In the event that an Eligible Employee (as defined in the Plan) experiences a Qualifying Termination, such Eligible Employee will be eligible to receive continued payments of his or her base salary for 18 months in the case of the Company’s Chief Executive Officer, 12 months in the case of an Executive Vice President or Senior Vice President (or three months if an Eligible Employee for less than one year) and six months in the case of a Vice President (or two months if an Eligible Employee for less than one year).
In the event that an Eligible Employee experiences a Change in Control Termination, such Eligible Employee will be eligible to receive continued payments of his or her Annual Compensation as defined in the Plan (Base Salary plus target annual incentive cash bonus) for 18 months in the case of the Company’s Chief Executive Officer, 12 months in the case of an Executive Vice President or Senior Vice President and nine months in the case of a Vice President.
If an Eligible Employee elects COBRA coverage after experiencing either a Qualifying Termination or a Change of Control Termination, such Eligible Employee will receive a COBRA subsidy through the COBRA Subsidy Cessation Date (as defined in the Plan).
Payment of any severance benefits under the Plan is subject to the Eligible Employee’s execution and non-revocation of the Company’s standard agreement and release.
In addition, an Eligible Employee will forfeit the severance benefits under the Plan if during the period of time during which such Eligible Employee is eligible to receive continued compensation, he or she (i) works for a competitor of the Company, (ii) solicits employees of the Company or (iii) solicits customers or distributors of the Company with whom such Eligible Employee had contact during the final one year period of their employment with the Company or if the Plan Administrator (as defined in the Plan) makes a determination that the Eligible Employee should have been terminated for Cause (as defined in the Plan).
The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item9.01 Financial Statements and Exhibits
(d) Exhibits

10.1    HB Key Executive Severance Benefit Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTESS BRANDS, INC.

Date: September 18, 2017	By:	/s/ Thomas Peterson
	Name:	Thomas Peterson
	Title:	Executive Vice President, Chief Financial Officer

Exhibit List

Exhibit No.	Description of Exhibits

10.1	HB Key Executive Severance Benefit Plan